Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter and Full Year Ended December 31, 2020

2020 HIGHLIGHTS
•Revenue of $1.294 billion, up 3% from 2019

•Net income of $73 million, up 8% from 2019

•Adjusted EBITDA of $359 million, up 17% from 2019

•Net adjusted EBITDA margin improved to 37% from 33% in 2019

•Cash flow from operating activities of $336 million, up 144% compared to 2019

NAPLES, FL — February 25, 2021 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time digital payment software and solutions, announced financial results today for the quarter and full year ended December 31, 2020.

“The continued execution of our three-pillar strategic plan is enabling ACI to be fit-for-growth, more agile and customer-centric,” said Odilon Almeida, president and CEO of ACI Worldwide. “With our strong fourth quarter performance and our continued momentum, I am confident that 2021 will be an important milestone year for ACI. We expect to achieve, for the first time ever, the rule of 40. As a part of our three-pillar strategic plan, we will also undertake a thorough strategic review of our business portfolio to enhance ACI’s growth profile and maximize long-term value to our shareholders.”

FULL YEAR 2020 FINANCIAL SUMMARY
Full year 2020 total bookings were $1.495 billion, up 21% from 2019, while new bookings were $737 million, up 36% from 2019. New bookings in our On Demand business more than doubled over last year, while new bookings in our On Premise license software business declined due to COVID-related delays in purchasing decisions by our bank customers.

Full year 2020 revenue was $1.29 billion, up 3% from $1.26 billion in 2019. Total recurring revenue was $981 million, up 10% from $891 million in 2019.

Net income in 2020 was $73 million, up 8% from $67 million in 2019. Adjusted EBITDA in 2020 was $359 million, up 17% from $308 million in 2019. Net adjusted EBITDA margin improved to 37% from 33% in 2019 due primarily to cost reduction initiatives, as well as the Speedpay acquisition. Net adjusted EBITDA and On Demand segment margins are adjusted for pass through interchange revenue of $334 million and $322 million, for 2020 and 2019, respectively.

In 2020, revenue from ACI’s On Demand segment was $769 million, up 13% from $679 million in 2019 driven by the Speedpay acquisition. On Demand segment net adjusted EBITDA margin improved to 34% from 19% in 2019.

ACI’s On Premise segment revenue was $525 million, down 9% from $579 million in 2019 primarily as a result of lower non-recurring license revenue. On Premise segment adjusted EBITDA margin was 55%, flat with 2019.

ACI ended 2020 with a 12-month backlog of $1.3 billion and a 60-month backlog of $6 billion. After adjusting for foreign currency fluctuations, our 12-month backlog increased $148 million and our 60-month backlog increased $157 million from year end 2019. Cash flow from operating activities in 2020 was $336 million, up 144% compared to 2019. ACI ended 2020 with $165 million in cash on hand and a debt balance of $1.2 billion. During the year, the company paid down $223 million of debt and repurchased one million shares for $29 million. The Company has $112 million remaining on its share repurchase authorization.

2021 GUIDANCE
We expect COVID-19-related headwinds to persist through the first half of 2021 and for growth to accelerate to the mid-single digits in the second half of the year. For the full year 2021 we expect adjusted EBITDA to be in a range of $375 million to $385 million with net adjusted EBITDA margin expansion. This excludes one-time charges to implement cost reduction initiatives as communicated at the company’s Analyst Day in November 2020. We expect revenue to be between $270 million and $280 million and adjusted EBITDA of $25 million to $35 million in Q1 2021.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Management will host a conference call at 8:30 am ET today to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: US/Canada: (866) 914-7436, international: +1 (817) 385-9117. Please provide your name, the conference name ACI Worldwide, Inc. and conference code 4694778. There will be a replay of the call available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.

About ACI Worldwide
ACI Worldwide is a global software company that provides mission-critical real-time payment solutions to corporations. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

© Copyright ACI Worldwide, Inc. 2021.

ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay, and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

John Kraft
SVP, Head of Strategy and Finance
ACI Worldwide
239-403-4627
john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income plus income tax expense, net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income.

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income.

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, non-cash stock-based compensation, and discreet income tax times. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

ACI also includes backlog estimates, which includes all SaaS and PaaS, license, maintenance, and services revenue specified in executed contracts that will be recognized in future periods, as well as revenue from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimates are derived using the following key assumptions:

•License arrangements are assumed to renew at the end of their committed term or under the renewal option stated in the contract at a rate consistent with historical experience. If the license arrangement includes extended payment terms, the renewal estimate is adjusted for the effects of a significant financing component.

•Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term.

•SaaS and PaaS arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences.

•Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar.

•Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.
Estimates of future financial results require substantial judgment and are based on several assumptions as described above. These assumptions may turn out to be inaccurate or wrong for reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for many reasons, including mergers, changes in their financial condition, or general changes in economic conditions (e.g. economic declines resulting from COVID-19) in the customer’s industry or geographic location. We may also experience delays in the development or delivery of products or services specified in customer contracts, which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue recognized in future periods. Accordingly, there can be no assurance that amounts included in backlog estimates will generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period. Additionally, because certain components of Committed Backlog and all of Renewal Backlog estimates are operating metrics, the estimates are not required to be subject to the same level of internal review or controls as a contracted but not recognized Committed Backlog.

Backlog estimates should be considered in addition to, rather than as a substitute for, reported revenue and contracted but not recognized revenue (including deferred revenue).

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, statements regarding: (i) expectations that our three-pillar strategic plan is enabling ACI to be fit-for-growth, and more agile and customer-centric, (ii) our confidence that 2021 will be an important milestone year, (iii) expectations to achieve, for the first time ever, the rule of 40, (iv) plans to also undertake a thorough strategic review of our business portfolio to enhance ACI's growth profile and maximize long-term value to our shareholders, and (v) 2021 financial expectations, including expectations for COVID 19 related headwinds to persist through the first half of 2021 and for growth to accelerate to the mid single digits in the second half of the year, 2021 adjusted EBITDA, net adjusted EBITDA margin expansion, and first quarter 2021 revenue and adjusted EBITDA.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, events outside of our control including natural disasters, wars, and outbreaks of disease, our ability to attract and retain senior management personnel and skilled technical employees, our existing levels of debt, potential adverse effects from the impending replacement of LIBOR, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, and volatility in our stock price. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share and per share amounts)

	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$165,374	$121,398
Receivables, net of allowances	342,879	359,197
Settlement assets	605,008	391,039
Prepaid expenses	24,288	24,542
Other current assets	17,365	24,200
Total current assets	1,154,914	920,376
Noncurrent assets
Accrued receivables, net	215,772	213,041
Property and equipment, net	64,734	70,380
Operating lease right-of-use assets	41,243	57,382
Software, net	196,456	234,517
Goodwill	1,280,226	1,280,525
Intangible assets, net	321,983	356,969
Deferred income taxes, net	57,476	51,611
Other noncurrent assets	54,099	72,733
TOTAL ASSETS	$3,386,903	$3,257,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$41,223	$37,010
Settlement liabilities	604,096	368,719
Employee compensation	48,560	29,318
Current portion of long-term debt	34,265	34,148
Deferred revenue	95,849	65,784
Other current liabilities	81,612	76,971
Total current liabilities	905,605	611,950
Noncurrent liabilities
Deferred revenue	33,564	53,155
Long-term debt	1,120,742	1,339,007
Deferred income taxes, net	40,504	32,053
Operating lease liabilities	39,958	46,766
Other noncurrent liabilities	39,933	44,635
Total liabilities	2,180,306	2,127,566
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	682,431	667,658
Retained earnings	1,003,490	930,830
Treasury stock	(387,581)	(377,639)
Accumulated other comprehensive loss	(92,445)	(91,583)
Total stockholders’ equity	1,206,597	1,129,968
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,386,903	$3,257,534

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenues
Software as a service and platform as a service	$205,288	$203,661	$769,180	$677,669
License	111,858	122,584	246,896	288,261
Maintenance	52,619	53,738	211,697	213,409
Services	17,279	19,937	66,549	78,955
Total revenues	387,044	399,920	1,294,322	1,258,294
Operating expenses
Cost of revenue (1)	150,697	173,104	622,459	617,453
Research and development	31,118	34,601	139,293	146,573
Selling and marketing	26,875	30,875	103,567	123,684
General and administrative	49,784	27,174	152,468	135,296
Depreciation and amortization	32,863	31,753	131,791	111,532
Total operating expenses	291,337	297,507	1,149,578	1,134,538
Operating income	95,707	102,413	144,744	123,756
Other income (expense)
Interest expense	(12,392)	(18,109)	(56,630)	(64,033)
Interest income	2,847	2,949	11,628	11,967
Other, net	5,245	3,399	(1,116)	520
Total other income (expense)	(4,300)	(11,761)	(46,118)	(51,546)
Income before income taxes	91,407	90,652	98,626	72,210
Income tax expense	24,261	35,166	25,966	5,148
Net income	$67,146	$55,486	$72,660	$67,062
Income per common share
Basic	$0.57	$0.48	$0.62	$0.58
Diluted	$0.56	$0.47	$0.62	$0.57
Weighted average common shares outstanding
Basic	116,934	115,695	116,397	116,175
Diluted	119,375	118,898	118,079	118,571

(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$67,146	$55,486	$72,660	$67,062
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	6,716	6,176	24,728	24,092
Amortization	28,596	27,850	115,588	98,477
Amortization of operating lease right-of-use assets	9,303	5,057	23,448	15,934
Amortization of deferred debt issuance costs	1,189	1,219	4,802	4,128
Deferred income taxes	13,889	17,183	3,349	(22,140)
Stock-based compensation expense	6,659	6,435	29,602	36,763
Other	1,678	2,744	6,017	5,175
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(32,468)	(53,744)	8,793	(19,054)
Accounts payable	804	711	2,484	(7,703)
Accrued employee compensation	4,906	(12,569)	18,491	(10,829)
Deferred revenue	(4,940)	(19,826)	9,421	(37,561)
Other current and noncurrent assets and liabilities	40,766	11,989	16,919	(16,695)
Net cash flows from operating activities	144,244	48,711	336,302	137,649
Cash flows from investing activities:
Purchases of property and equipment	(3,713)	(4,360)	(17,804)	(23,099)
Purchases of software and distribution rights	(7,273)	(6,350)	(28,829)	(24,915)
Acquisition of businesses, net of cash acquired	—	—	—	(757,268)
Other	15,934	(6,725)	15,934	(25,199)
Net cash flows from investing activities	4,948	(17,435)	(30,699)	(830,481)
Cash flows from financing activities:
Proceeds from issuance of common stock	906	929	3,759	3,591
Proceeds from exercises of stock options	5,406	6,308	11,924	12,985
Repurchase of stock-based compensation awards for tax withholdings	(418)	(1,164)	(11,568)	(3,986)
Repurchases of common stock	—	—	(28,881)	(35,617)
Proceeds from revolving credit facility	—	—	30,000	280,000
Repayment of revolving credit facility	(105,000)	(26,000)	(214,000)	(41,000)
Proceeds from term portion of credit agreement	—	—	—	500,000
Repayment of term portion of credit agreement	(9,738)	(9,738)	(38,950)	(28,900)
Payments for debt issuance costs	—	—	—	(12,830)
Payments on or proceeds from other debt, net	(3,810)	1,189	(13,854)	(7,020)
Net cash flows from financing activities	(112,654)	(28,476)	(261,570)	667,223
Effect of exchange rate fluctuations on cash	(5,009)	(2,983)	(57)	(1,495)
Net increase (decrease) in cash and cash equivalents	31,529	(183)	43,976	(27,104)
Cash and cash equivalents, beginning of period	133,845	121,581	121,398	148,502
Cash and cash equivalents, end of period	$165,374	$121,398	$165,374	$121,398

Adjusted EBITDA (millions)	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income	$67.1	$55.5	$72.7	$67.1
Plus:
Income tax expense	24.3	35.2	26.0	5.1
Net interest expense	9.5	15.2	45.0	52.1
Net other (income) expense	(5.2)	(3.4)	1.1	(0.5)
Depreciation expense	6.7	6.2	24.7	24.1
Amortization expense	28.6	27.9	115.6	98.5
Non-cash stock-based compensation expense	6.7	6.4	29.6	36.8
Adjusted EBITDA before significant transaction-related expenses	$137.7	$143.0	$314.7	$283.2
Significant transaction-related expenses:
Employee related actions	11.0	0.8	24.3	0.8
Facility closures	6.5	1.3	10.2	1.3
Other	1.4	0.6	10.1	22.8
Adjusted EBITDA	$156.6	$145.7	$359.3	$308.1
Net Revenue
Revenue	$387.0	$399.9	$1,294.3	$1,258.3
Interchange	82.5	99.4	334.3	321.5
Total	$304.5	$300.5	$960.0	$936.8

Net Adjusted EBITDA Margin	51%	48%	37%	33%

Segment Information (millions)	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue
ACI On Demand	205.3	203.7	769.2	679.0
ACI On Premise	$181.7	$196.2	$525.1	$579.3
Total	$387.0	$399.9	$1,294.3	$1,258.3
Interchange
ACI On Demand	$82.5	$99.4	$334.3	$321.5
Net Revenue
ACI On Demand	$122.8	$104.3	$434.9	$357.5
ACI On Premise	181.7	196.2	525.1	579.3
Total	$304.5	$300.5	$960.0	$936.8
Segment Adjusted EBITDA
ACI On Demand	$60.2	$30.9	$149.6	$66.5
ACI On Premise	$130.7	$136.4	$290.3	$321.3
Segment Net Adjusted EBITDA Margin
ACI On Demand	49%	30%	34%	19%
ACI On Premise	72%	70%	55%	55%

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Three Months Ended December 31,
	2020		2019
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.56	$67.1	$0.47	$55.5
Adjusted for:
Significant transaction-related expenses	0.12	14.5	0.02	2.0
Amortization of acquisition-related intangibles	0.06	7.0	0.06	7.1
Amortization of acquisition-related software	0.06	7.5	0.07	8.2
Non-cash stock-based compensation	0.04	5.1	0.04	4.9
Total adjustments	$0.28	$34.1	$0.19	$22.2
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.84	$101.2	$0.66	$77.7

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Years Ended December 31,
	2020		2019
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.62	$72.7	$0.57	$67.1
Adjusted for:
Tax benefit from release of valuation allowance	—	—	(0.13)	(15.5)
Significant transaction-related expenses	0.29	34.2	0.16	18.9
Amortization of acquisition-related intangibles	0.24	28.2	0.20	24.2
Amortization of acquisition-related software	0.27	31.8	0.24	29.0
Non-cash stock-based compensation	0.19	22.5	0.24	27.9
Total adjustments	$0.99	$116.7	$0.71	$84.5
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.61	$189.4	$1.28	$151.6

Recurring Revenue (millions)	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
SaaS and PaaS fees	$205.3	$203.7	$769.2	$677.7
Maintenance fees	52.6	53.7	211.7	213.4
Recurring Revenue	$257.9	$257.4	$980.9	$891.1